CNX Resources Corporation
Amended and Restated Equity and Incentive Compensation Plan
Cover Sheet to
Non-Qualified Stock Option Agreement
CNX Resources Corporation hereby grants an option to purchase shares of its common stock to the Optionee named below. The terms and conditions of the option are set forth in this cover sheet and in the attached Non-Qualified Stock Option Agreement (together, the “Agreement”) and in the CNX Resources Corporation Amended and Restated Equity and Incentive Compensation Plan (the “Plan”), the terms of which are incorporated herein by reference. To the extent the terms and conditions set forth in the Agreement differ in any way from the terms set forth in the Plan, the terms of the Plan shall govern.
Date of Option Grant                        : May [5], 2023
Name of Optionee                        : [_________]
No. of Shares of Common Stock Covered by Option        : [____]
Exercise Price Per Share                    : $[____]
Vesting Start Date                        : May [5], 2023
By signing this cover sheet, you agree to all of the terms and conditions of the Agreement and the Plan, a copy of which may be obtained from Human Resources.
Optionee Signature:             _________________________________
CNX Resources Corporation:        _________________________________
Nicholas J. DeIuliis
President and Chief Executive Officer

CNX RESOURCES CORPORATION
NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT
1.Non-Qualified Stock Option. The Option granted is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option under Section 422 of the Code. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the CNX Resources Corporation Amended and Restated Equity and Incentive Compensation Plan (the “Plan”), or the cover sheet to which this Agreement is attached.
2.Vesting. Subject to Section 4 hereof, the entire Option shall vest and become exercisable upon the earlier to occur of: (i) the one-year anniversary of the Date of Option Grant or (ii) the date of the next regular annual meeting of the Company’s shareholders which occurs after the Date of Option Grant. For purposes of this Agreement, the term “Vested Portion” of the Option means that portion which: (i) shall have become vested and exercisable pursuant to the terms of this Agreement; (ii) shall not have been previously exercised; and (iii) shall not have expired, been forfeited or otherwise canceled in accordance with the terms hereof or the Plan. For purposes of this Agreement, the term “Non-Vested Portion” of the Option means that portion of the Option that is not vested or exercisable and which has not otherwise expired, been forfeited or canceled in accordance with the terms of the Plan or hereof.
3.Exercise of Option.
(a)Subject to the provisions of the Plan and this Agreement (including Section 4 hereof), the Optionee may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth (10th) anniversary of the Date of Option Grant (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only. In no event shall the Option be exercisable on or after the Expiration Date.
(b)To the extent set forth in subparagraph (a) above, the Option may be exercised by delivering to the Company at its principal office, or to such other location designated by the Company, written notice of intent to exercise. Such notice shall specify the number of Shares for which the Option is being exercised. The aggregate Exercise Price per Share (“Exercise Price”) shall be paid to the Company by the Company mandatorily withholding a sufficient number of Shares relating to the Option with a Fair Market Value on the date of exercise equal to the Exercise Price.
(c)Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Option may be exercised prior to the completion of any registration or qualification of such Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body or national securities exchange, that the Board shall in its sole discretion determine to be necessary or advisable.
(d)Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue or cause to be issued as promptly as practicable certificates in the Optionee’s name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates or in the certificates themselves.
4.Change in Optionee’s Status.
(a)Except as otherwise provided herein, in the event that the Optionee Separates from Service on account of death or Disability, any Non-Vested Portion shall immediately vest and become exercisable, and shall remain exercisable until the Expiration Date.
(b)In the event that the Optionee Separates from Service for any other reason, other than for Cause, (i) any Non-Vested Portion shall be forfeited and canceled as of the date of such Separation from Service and (ii) any Vested Portion shall remain exercisable until the Expiration Date.

(c)In the event that the Optionee Separates from Service for Cause, all Options shall immediately be forfeited and canceled as of the date of such Separation from Service.
5.Change in Control. Upon a Change in Control prior to the Optionee’s Separation from Service, any Non-Vested Portion shall vest and, unless otherwise provided by separate agreement between the Company and the Optionee or pursuant to Section 12 of the Plan, the Option shall remain exercisable until the Expiration Date. Unless otherwise provided by separate agreement between the Company and the Optionee, in the event that any benefits under this Agreement, either alone or together with any other payments or benefits otherwise owed to the Optionee by the Company on or after a Change in Control would, in the Company’s good faith opinion, be deemed under Section 280G of the Code, or any successor provision, to be parachute payments, the benefits under this Agreement shall be reduced to the extent necessary in the Company’s good faith opinion so that no portion of the benefits provided herein shall be considered excess parachute payments under Section 280G of the Code or any successor provision. The Company’s good faith opinion shall be conclusive and binding upon the Optionee.
6.No Right to Continued Service; Rights as a Shareholder. Neither the Plan nor this Agreement shall confer on the Optionee any right to remain in continued service with the Company (including any Affiliate). The Optionee shall not have any rights as a shareholder with respect to any Shares subject to the Option prior to the date of exercise of the Option.
7.Transferability.
(a)The Option is nontransferable and any interest in the Option or the underlying Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution. The Optionee may not pledge or otherwise hedge the sale of the Shares, including (without limitation) any short sale, put or call option or any other instrument tied to the value of those Shares. No transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.
(b)The Shares issued to the Optionee following the vesting and exercise of the Option will be registered under the federal securities laws. Sales and other transfers of those Shares will be subject to: (i) the terms and conditions of the Plan, (ii) any market black-out periods the Company may impose from time to time, (iii) the requirements of the Company’s insider trading policies, and (iv) applicable securities laws.
8.Taxes. If applicable, the Optionee agrees to make appropriate arrangements with the Company for the satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements.
9.Confidential Information and Trade Secrets. The Optionee and the Company agree that certain materials, including, but not limited to, information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company and its Affiliates, constitute proprietary confidential information and trade secrets. Accordingly, the Optionee will not, at any time during or after the Optionee’s service with the Company and its Affiliates, disclose or use for the Optionee’s own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its Affiliates, any proprietary confidential information or trade secrets, provided that the foregoing shall not apply to information which is not unique to the Company or any of its Affiliates or which is generally known to the industry or the public other than as a result of the Optionee’s breach of this covenant. The Optionee agrees that upon his or her Separation from Service for any reason, the Optionee will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company and its Affiliates, except that the Optionee may retain personal notes, notebooks and diaries. The Optionee further agrees that the Optionee will not retain or use for the Optionee’s account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any of its Affiliates. Notwithstanding anything contained herein to the contrary, this Agreement shall not prohibit disclosure of proprietary confidential information if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which the Optionee’s legal rights and obligations as a director or under this Agreement are at issue; provided, however, that the Optionee shall, to the extent practicable and lawful in any such event, give prior notice to the Company of the Optionee’s intent to disclose proprietary confidential information so as to allow the Company an opportunity (which the Optionee shall not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate.
Notwithstanding the foregoing, nothing in this Agreement restricts or prohibits the Optionee from reporting possible violations of law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or from making other disclosures that are protected under state or federal law or regulation.  The Optionee does not need the prior authorization of the Company to make such reports or disclosures. The Optionee is not required to notify the Company if he or she has made any such reports or disclosures. The Company nonetheless asserts, and does not waive, its attorney-client privilege over any information appropriately protected by the privilege.
10.Remedies. The Optionee acknowledges that a violation or attempted violation on the Optionee’s part of Section 9 of this Agreement will cause irreparable damage to the Company and its Affiliates, and the Optionee therefore agrees that the Company and its Affiliates shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such promises by the Optionee or the Optionee’s employees, partners or agents. The Optionee agrees that such right to an injunction is cumulative and in addition to whatever other remedies the Company (including any Affiliate) may have under law or equity.
11.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
12.Legends. The Company may at any time place legends referencing the provisions of this Agreement, and any applicable federal or state securities law restrictions on all certificates, if any, representing the Shares acquired pursuant to the exercise of the Option.
13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
14.Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan. Notwithstanding, the Company may, in its sole discretion and without the Optionee’s consent, modify or amend the terms and conditions of this Award, impose conditions on the timing and exercise of the Option, or take any other action it deems necessary or advisable, to cause this Award to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted).
15.Section 409A. This Option is intended to be excepted from coverage under Section 409A of the Code and shall be interpreted and construed accordingly. Notwithstanding, the Optionee recognizes and acknowledges that Section 409A may impose upon the Optionee certain taxes or interest charges for which the Optionee is, and shall remain, solely responsible.
16.Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Corporate Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing by either party.

17.Awards Subject to Plan. This Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.
18.Clawback. Notwithstanding any provisions in this Agreement to the contrary, any compensation, payments, or benefits provided hereunder (or profits realized from the sale of Shares delivered hereunder), whether in the form of cash or otherwise, shall be subject to recoupment and recapture to the extent necessary to comply with the requirements of any Company-adopted policy and/or laws or regulations, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act, Section 304 of the Sarbanes Oxley Act of 2002, the New York Stock Exchange Listed Company Manual or any rules or regulations promulgated thereunder with respect to such laws, regulations and/or securities exchange listing requirements, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to this grant and recovery of amounts relating thereto.  By accepting this grant of an Option, the Optionee agrees and acknowledges that he or she is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover, recoup or recapture this grant of an Option or amounts paid under the Plan pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup or recapture this grant of an Option or amounts paid under the Plan from the Optionee’s accounts, or pending or future compensation or other grants.
19.Entire Agreement. This Agreement, the cover sheet, and the Plan are intended to be the final, complete, and exclusive statement of the terms of the agreement between the Optionee and the Company with regard to the subject matter of this Agreement. This Agreement, the cover sheet, and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement, the cover sheet, and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.
20.Prospectus. A prospectus summarizing the principal features of that Plan has been prepared and is attached hereto as Exhibit A; additional copies of the prospectus are available upon request from the Corporate Secretary at the Company’s executive offices at 1000 Horizon Vue Drive, Canonsburg, Pennsylvania 15317.
By signing the cover sheet of this Agreement, the Optionee agrees to all of the terms and conditions described above and in the Plan.
Attachment:
Exhibit A –Prospectus for the CNX Resources Corporation Amended and Restated Equity and Incentive Compensation Plan

EXHIBIT A
PROSPECTUS RELATING TO
CNX RESOURCES CORPORATION
AMENDED AND RESTATED EQUITY AND INCENTIVE COMPENSATION PLAN